EXHIBIT 99.1

DATE:	December 22, 2004

TO:	All Employees

FROM:	John Wright Executive Vice President and Chief Financial Officer

SUBJECT:	Analysts’ Report

As you may be aware, Roth Capital has issued an analysts’ report on our Company. This is the first such report that has been issued since the restatement of our financial statements which occurred in 2003. As QuadraMed has consistently reported, the Company has a policy of not making estimates of future operating results or providing financial guidance to analysts or to anyone else. As a result, we played no role in the preparation of the historical or forward looking numbers included in the Roth Capital report.

Accordingly, any opinions, estimates or forecasts regarding QuadraMed’s historical or future performance made by Roth Capital in its report are theirs alone, and do not represent opinions, forecasts or predictions of QuadraMed or our management. QuadraMed makes no representations, warranties, or assurances as to the accuracy or completeness of the statements made in the report. Therefore, all QuadraMed employees should not comment on or refer to any aspect of the Roth Capital report or use or distribute it for any purpose.